UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2019

JACKSAM CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 033-33263-NY

NEVADA	62-1407521
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

30191 Avenida de Las Banderas Ste B Rancho Santa Margarita, CA	92688
(Address of principal executive offices)	(Zip code)

(800) 605-3580

Registrant’s telephone number including area code

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS

Jacksam Corporation (the “Company”), in connection with the mutual resolution of potential claims concerning the departure of its founder and former officer and director, Daniel Davis, has entered into several agreements with Mr. Davis, including a Consulting Services Agreement, a Lock-up and Leak-out Agreement, a Standstill Agreement and a confidential Settlement Agreement and Mutual Release.

The Consulting Services Agreement requires Mr. Davis to provide limited consulting services to the Company for a period of up to three years commencing May 1, 2019, in exchange for fees of $165,000 per year. It also precludes Mr. Davis from competing with us or soliciting any of our employees, customers or vendors during its term.

The Lock-up and Leak-out Agreement restricts the number of shares Mr. Davis can otherwise publicly sell for a period of up to three years to one third of the volume limits set forth under SEC Rule 144.

The Standstill Agreement provides that for a period of up to three years Mr. Davis will not seek to influence the governance of the Company, including by participation in any solicitation of other shareholders, promotion of any extraordinary transaction, nomination of any candidate to the board or by seeking the removal of any existing directors.

The foregoing descriptions of the Consulting Services Agreement, the Lock-up and Leak-out Agreement, and the Standstill Agreement are qualified in their entirety by the full text of such agreements, furnished herewith.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit
8.1	Consulting Services Agreement
8.2	Lock-up and Leak-out Agreement
8.3	Standstill Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSAM CORPORATION

Dated: June 10, 2019	By:	/s/ Mark Adams
	Name:	Mark Adams
	Title:	Chief Executive Officer

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